EXHIBIT 99.1

FOR IMMEDIATE RELEASE

COASTALSOUTH BANCSHARES, INC. REPORTS EARNINGS FOR SECOND QUARTER 2025

ATLANTA, GA (July 28, 2025) – CoastalSouth Bancshares, Inc. (“CoastalSouth” or the “Company”) (NYSE: COSO), the holding company for Coastal States Bank (the “Bank”), today reported net income of approximately $6.0 million, or $0.57 per diluted share, for the second quarter of 2025, compared to $5.1 million, or $0.47 per diluted share, for the first quarter of 2025, and $5.9 million, or $0.56 per diluted share, for the second quarter of 2024. For the year-to-date period ending June 30, 2025, the Company reported net income of $11.0 million, or $1.04 per diluted share, compared with $8.3 million, or $0.80 per diluted share, for the same period in 2024.

On July 3, 2025, the Company completed its initial public offering of 2,035,000 shares of common stock at a public offering price of $21.50 per share, before underwriting discounts and commissions. The Company received proceeds, net of underwriting discounts and commissions, of approximately $34.0 million in the offering related to the sale of 1,700,000 shares from the Company, and 335,000 additional shares were sold by selling shareholders. The Company’s common stock began trading on the New York Stock Exchange on July 2, 2025, under the ticker symbol “COSO”. The underwriters of the initial public offering have a 30-day option to purchase an additional 305,250 shares of common stock from selling shareholders at the initial public offering price to the public, less the underwriting discounts and commissions, from certain selling shareholders.

Commenting on the Company’s results, President and Chief Executive Officer, Stephen R. Stone stated, “The Company delivered strong financial results in the second quarter with growth in both loans held for investment and loans held for sale, continued growth in core deposits, and continued improvement to our net interest margin. With the momentum of the first six months of this year, particularly with respect to loan originations, and the addition of four new commercial bankers and two new business development officers, we are well-positioned as we head into the second half of 2025."

Second Quarter 2025 Performance Highlights:

•
Net income of $6.0 million or $0.57 per diluted share
•
Return on average assets ("ROAA") of 1.09%
•
Return on average equity ("ROAE") of 11.62%; Return on average tangible common equity ("ROATCE") of 11.92% 1
•
Net interest margin of 3.46%, an increase of 8 basis points from the first quarter
•
Loans held for investment ("LHFI") production of $201.1 million in commitments led to LHFI growth of $55.0 million, up 15.0% annualized from the first quarter
•
Book value per share growth of $0.70, or 14.2% annualized, to $20.37 at June 30, 2025; Tangible book value 1 per share growth of $0.71, or 14.9% annualized, to $19.88 at June 30, 2025 from the first quarter
•
Total shareholders' equity to total assets of 9.43%, compared to 9.23% at March 31, 2025; Tangible common equity 1 to tangible assets 1 of 9.22%, compared to 9.01% at March 31, 2025
•
Net charge-offs to average loans held for investment of 0.06%
•
Nonperforming assets to total assets of 0.66%; adjusted nonperforming assets to total assets 1 of 0.46%
•
Allowance for credit losses ("ACL") on LHFI to total LHFI of 1.15%; ACL on LHFI to nonperforming loans of 118.99%

Operating Highlights

Net interest income totaled $18.1 million for the second quarter of 2025, an increase of $1.3 million, or 7.9%, from $16.8 million for the first quarter of 2025 and an increase of $1.4 million, or 8.3% from the second quarter of 2024. The Company’s net interest margin expanded to 3.46% for the second quarter of 2025, an 8 basis point increase from the first quarter of 2025 and a 3 basis point increase from the second quarter of 2024.

The yield on average interest-earning assets for the second quarter of 2025 increased to 6.08% from 6.05% for the first quarter of 2025. This increase was primarily related to a 1 basis point increase in yield on LHFI and an increased average volume of approximately $77.8 million in the LHFI portfolio quarter over quarter. Compared to the second quarter of 2024, yields on earning assets decreased 31 basis points from 6.39%. The decrease was primarily attributable to a 33 basis point decrease in LHFI and an 84 basis point decrease in the yield on the loans held for sale portfolio.

1 Considered non-GAAP financial measure - See "Non-GAAP Financial Measures" and reconciliation of GAAP to non-GAAP financial measures in tables 10A - 10H.

The Company’s total cost of funds was 2.80% for the second quarter of 2025, a decrease of 5 basis points and 33 basis points compared with the first quarter of 2025 and second quarter of 2024, respectively Deposit costs decreased 5 basis points during the second quarter of 2025 to 2.75%, compared to 2.80% in the first quarter of 2025. The cost of interest-bearing deposits decreased 5 basis points during the second quarter of 2025 to 3.27%, compared with 3.32% in the first quarter of 2025, reflecting continued repricing of certificates of deposits in the second quarter of 2025.

Noninterest income totaled $1.8 million for the second quarter of 2025, a decrease of $86 thousand, or 4.6%, from the first quarter of 2025, primarily due to a decrease in other noninterest income, offset by a net increase in mortgage banking related income, gain on sale of government guaranteed loans ("GGL"), and other categories. Noninterest expense totaled $12.1 million for the second quarter of 2025, an increase of $673 thousand, or 5.9%, from the first quarter of 2025, primarily due to higher salaries and employee benefits and other professional fees. A number of strategic hires were made during the quarter including new commercial bankers, new GGL business development officers, and one mortgage loan officer.

The Company’s effective tax rate for the second quarter of 2025 was 15.1%, compared to 23.4% for the first quarter of 2025 and 21.1% for the second quarter of 2024. The decrease in effective tax rate from the first quarter of 2025 and the second quarter of 2024 was primarily due to the recognition of renewable energy tax credits.

Balance Sheet Trends

Total assets were $2.22 billion at June 30, 2025, an increase of $122.5 million, or 5.8%, from $2.10 billion at December 31, 2024. Loans held for sale ("LHFS") were $209.1 million at June 30, 2025, an increase of $35.1 million, or 20.2%, from $174.0 million at December 31, 2024. Gross LHFI were $1.53 billion at June 30, 2025, an increase of $117.8 million, or 8.4%, from $1.41 billion at December 31, 2024.

Total deposits were $1.97 billion at June 30, 2025, an increase of $133.5 million, or 7.3%, from $1.83 billion at December 31, 2024. Noninterest-bearing deposits were $313.4 million at June 30, 2025, compared to $302.9 million at December 31, 2024. Brokered certificates of deposits, a component of time deposits, were $307.9 million at June 30, 2025, as compared to $274.9 million at December 31, 2024, an increase of $33.0 million, or 12.0%.

Credit Quality

During the second quarter of 2025, the Company recorded a provision for credit losses of $752 thousand, compared to $629 thousand and $173 thousand during the first quarter of 2025 and second quarter of 2024, respectively. The provision expense recorded during the second quarter of 2025 was primarily due to increased loan production of LHFI, changes in economic factors, and current period net charge-offs, offset by other changes in loss rates. The Company's annualized net charge-offs to average LHFI ratio was 0.06% for the second quarter of 2025 as compared to 0.00% and 0.03% during the first quarter of 2025 and second quarter of 2024, respectively.

Nonperforming assets totaled $14.7 million, or 0.66% of total assets, at June 30, 2025 compared to $15.9 million, or 0.76% of total assets at December 31, 2024. The $1.2 million decrease in nonperforming assets at June 30, 2025 from December 31, 2024 was due to the sale of other real estate owned and payments collected on nonaccrual loans during the period. Adjusted nonperforming assets2, which excludes the guaranteed portions of nonaccrual loans, was $10.1 million, or 0.46% of total assets, at June 30, 2025 compared to $11.1 million, or 0.53% of total assets, at December 31, 2024.

About CoastalSouth Bancshares, Inc.

CoastalSouth Bancshares, Inc. is a bank holding company headquartered in Atlanta, Georgia. Through our wholly owned subsidiary, Coastal States Bank, a South Carolina state-chartered commercial bank, we offer a full range of banking products and services designed for businesses, real estate professionals, and consumers looking for a deep and meaningful relationship with their bank. To learn more about Coastal States Bank, visit www.coastalstatesbank.com.

Contacts

Stephen R. Stone	Anthony P. Valduga
President and Chief Executive Officer	Chief Financial Officer / Chief Operating Officer
678-396-4605
investorrelations@coastalstatesbank.com

2 Considered non-GAAP financial measure - See "Non-GAAP Financial Measures" and reconciliation of GAAP to non-GAAP financial measures in tables 10A - 10H.

Forward-Looking Statements

Statements in this press release regarding future events and our expectations and beliefs about our future financial performance and financial condition, as well as trends in our business and markets, constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not historical in nature and may be identified by references to a future period or periods by the use of the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “outlook,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward-looking statements in this press release should not be relied on because they are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of known and unknown risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, and other factors, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this press release and could cause us to make changes to our future plans. Factors that might cause such differences include, but are not limited to: the impact of current and future economic conditions, particularly those affecting the financial services industry, including the effects of declines in the real estate market, high unemployment rates, inflationary pressures, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing; potential impacts of any adverse developments in the banking industry, including any impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; changes in the interest rate environment, including changes to the federal funds rate; changes in prices, values and sales volumes of residential and commercial real estate; competition in our markets that may result in increased funding costs or reduced earning assets yields, thus reducing margins and net interest income; interest rate fluctuations, which could have an adverse effect on the Company’s profitability; a breach in security of our information systems, including the occurrence of a cyber-attack incidents or a deficiencies in cyber security; risks related to potential acquisitions; government actions, including tariffs, or trade wards (including reduced consumer spending, lower economic growth or recession, reduced demand for U.S. exports, disruptions to supply chains, and decreased demand for other banking products and services), legislation or regulatory changes which could adversely affect the ability of the consolidated Company to conduct business combinations or new operations; changes in tax laws; significant turbulence or a disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities; the effects of war or other conflicts, domestic civil unrest and tyranny, and changes in the overall worlds geopolitical landscape; and adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs. Therefore, the Company can give no assurance that the results contemplated in the forward-looking statements will be realized. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in the section titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s final prospectus filed pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission (the “SEC”) on July 2, 2025 (Registration No. 333-287854), relating to our initial public offering, and in other documents that we file with the SEC from time to time, which are available on the SEC’s website, http://www.sec.gov. In addition, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this press release or to make predictions based solely on historical financial performance. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, express or implied, included in this press release are qualified in their entirety by this cautionary statement.

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Financial Highlights (unaudited)							Table 1A
	As of and for the Three Months Ended					As of and for the Six Months Ended
(dollars in thousands except	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
per share amounts)	2025	2025	2024	2024	2024	2025	2024
Selected Operating Data:
Interest income	$31,793	$30,024	$30,537	$32,554	$31,170	$61,817	$60,558
Interest expense	13,715	13,265	14,266	15,588	14,470	26,980	28,473
Net interest income	18,078	16,759	16,271	16,966	16,700	34,837	32,085
Provision (recovery) for credit losses	752	629	1,240	(1,023)	173	1,381	336
Noninterest income (loss)	1,795	1,881	1,958	2,961	1,589	3,676	(405)
Noninterest expense	12,092	11,419	10,335	10,830	10,652	23,511	20,903
Income tax expense	1,064	1,542	950	2,236	1,577	2,606	2,125
Net income	5,965	5,050	5,704	7,884	5,887	11,015	8,316
Adjusted net income (1)	5,965	5,050	5,704	7,884	5,887	11,015	10,970
Share and Per Share Data:
Basic earnings per share	$0.58	$0.49	$0.56	$0.77	$0.58	$1.07	$0.82
Adjusted basic earnings per share (1)	$0.58	$0.49	$0.56	$0.77	$0.57	$1.07	$1.08
Diluted earnings per share	$0.57	$0.47	$0.54	$0.75	$0.56	$1.04	$0.80
Adjusted diluted earnings per share (1)	$0.57	$0.47	$0.54	$0.75	$0.56	$1.04	$1.06
Book value per share (at period end)	$20.37	$19.67	$19.01	$18.86	$17.58	$20.37	$17.58
Tangible book value per share (1)	$19.88	$19.17	$18.51	$18.35	$17.07	$19.88	$17.07
Shares of common stock outstanding	10,278,921	10,274,271	10,270,146	10,250,446	10,250,446	10,278,921	10,250,446
Weighted average diluted shares outstanding	10,612,255	10,642,078	10,596,364	10,544,087	10,445,144	10,636,997	10,344,815
Selected Balance Sheet Data:
Total assets	$2,221,245	$2,190,391	$2,098,712	$2,129,346	$2,115,547	$2,221,245	$2,115,547
Securities available-for-sale, at fair value (2)	331,760	325,478	335,267	355,174	339,937	331,760	339,937
Gross loans held for investment	1,527,199	1,472,232	1,409,443	1,409,913	1,442,077	1,527,199	1,442,077
Loans held for sale	209,101	187,481	174,033	193,938	154,885	209,101	154,885
Allowance for credit losses	17,497	17,104	17,118	15,615	16,002	17,497	16,002
Goodwill and other intangible assets	6,190	6,199	6,386	6,451	6,276	6,190	6,276
Deposits	1,968,301	1,937,693	1,834,802	1,807,315	1,805,590	1,968,301	1,805,590
Other borrowings	14,753	20,738	41,725	96,712	96,699	14,753	96,699
Total Shareholders' equity	209,365	202,104	195,232	193,303	180,168	209,365	180,168

(1) Considered non-GAAP financial measure - See "Non-GAAP Financial Measures” and reconciliation of GAAP to non-GAAP financial measures in tables 10A - 10H.

(2) The Company did not have securities held to maturity in any of the periods presented.

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Financial Highlights - continued (unaudited)							Table 1B
	As of and for the Three Months Ended					As of and for the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(dollars in thousands)	2025	2025	2024	2024	2024	2025	2024
Performance Ratios:
Pre-tax pre-provision net revenue (PPNR) (1)	$7,781	$7,221	$7,894	$9,097	$7,637	$15,002	$10,777
Return on average assets (ROAA) (2)	1.09%	0.97%	1.07%	1.47%	1.15%	1.03%	0.82%
Adjusted return on average assets (Adj. ROAA) (1)(2)	1.09	0.97	1.07	1.47	1.15	1.03	1.08
Return on average equity (2)	11.62	10.25	11.65	16.91	13.52	10.95	9.78
Adjusted return on average equity (1)(2)	11.62	10.25	11.65	16.91	13.52	10.95	12.90
Return on average tangible common equity (ROATCE) (1)(2)	11.92	10.52	11.97	17.40	13.94	11.23	10.09
Adjusted return on average tangible common equity (Adj. ROATCE) (1)(2)	11.92	10.52	11.97	17.40	13.94	11.23	13.31
Net interest rate spread (2)	2.76	2.67	2.42	2.48	2.58	2.72	2.51
Net interest margin (2)	3.46	3.38	3.21	3.32	3.43	3.42	3.32
Efficiency ratio	60.85	61.26	56.70	54.35	58.24	61.05	65.98
Efficiency ratio, as adjusted (1)	60.85	61.26	56.70	54.35	58.24	61.05	59.48
Noninterest income to average total assets (2)	0.33	0.36	0.37	0.55	0.31	0.34	(0.04)
Noninterest income to total revenue	9.03	10.09	10.74	14.86	8.69	9.54	(1.28)
Adjusted noninterest income to total adjusted revenue (1)	9.03	10.09	10.74	14.86	8.69	9.54	8.71
Noninterest expense to average total assets (2)	2.21	2.19	1.94	2.02	2.07	2.20	2.05
Average interest-earning assets to average interest-bearing liabilities	126.50	126.31	127.90	127.59	128.29	126.41	127.65
Average equity to average total assets	9.37	9.46	9.20	8.70	8.48	9.41	8.34
Asset Quality Data:
Net charge-offs to average LHFI (2)	0.06%	0.00%	(0.02)%	0.02%	0.03%	0.03%	0.01%
Net charge-offs to total average loans (2)	0.05	0.00	(0.02)	0.02	0.03	0.03	0.01
Total allowance for credit losses to total LHFI	1.15	1.16	1.21	1.11	1.11	1.15	1.11
Total allowance for credit losses to total loans	1.01	1.03	1.08	0.97	1.00	1.01	1.00
Total allowance for credit losses to nonperforming loans	118.99	117.11	114.07	184.64	182.13	118.99	182.13
Nonperforming loans to gross LHFI	0.96	0.99	1.06	0.60	0.61	0.96	0.61
Nonperforming assets to total assets	0.66	0.70	0.76	0.44	0.42	0.66	0.42
Adjusted nonperforming assets to total assets (1)	0.46	0.49	0.53	0.21	0.18	0.46	0.18
Balance Sheet and Capital Ratios:
Loan-to-deposit ratio	88.21%	85.65%	86.30%	88.74%	88.45%	88.21%	88.45%
Noninterest bearing deposits to total deposits	15.92	15.52	16.51	17.28	19.10	15.92	19.10
Total shareholders' equity to total assets	9.43	9.23	9.30	9.08	8.52	9.43	8.52
Tangible common equity to tangible assets (1)	9.22	9.01	9.08	8.86	8.29	9.22	8.29
Other:
Number of branches	11	11	11	11	11	11	11
Number of full-time equivalent employees	188	180	181	181	178	183	177

(1) Considered non-GAAP financial measure - See "Non-GAAP Financial Measures” and reconciliation of GAAP to non-GAAP financial measures in tables 10A - 10H.

(2) Represents annualized data.

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Quarter End Balance Sheets (unaudited)					Table 2
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2025	2025	2024	2024	2024
Assets
Cash and due from banks	$23,245	$19,380	$37,320	$17,722	$21,385
Federal funds sold	20,045	79,153	30,641	43,602	42,057
Investment securities (1)	338,601	332,312	342,750	361,935	346,687
Loans held for sale (LHFS)	209,101	187,481	174,033	193,938	154,885
Loans held for investment (LHFI)	1,527,199	1,472,232	1,409,443	1,409,913	1,442,077
Allowance for credit losses on LHFI	(17,497)	(17,104)	(17,118)	(15,615)	(16,002)
Loans held for investment, net	1,509,702	1,455,128	1,392,325	1,394,298	1,426,075
Bank-owned life insurance	47,373	46,924	46,484	46,044	45,607
Premises, furniture and equipment, net	18,166	17,837	17,796	17,882	17,533
Deferred tax asset	17,211	17,123	18,148	16,772	18,641
Goodwill & intangible assets (2)	6,190	6,199	6,386	6,451	6,276
Other assets	31,611	28,854	32,829	30,702	36,401
Total assets	$2,221,245	$2,190,391	$2,098,712	$2,129,346	$2,115,547

Liabilities and stockholders' equity
Liabilities
Deposits
Noninterest bearing DDA	$313,386	$300,678	$302,907	$312,290	$344,860
Interest bearing DDA	209,816	191,452	181,068	183,707	179,557
Savings and money market	628,729	650,050	591,626	654,192	658,542
Certificates of deposit	816,370	795,513	759,201	657,126	622,631
Total deposits	1,968,301	1,937,693	1,834,802	1,807,315	1,805,590
Federal Home Loan Bank of Atlanta advances	-	-	15,000	-	-
Subordinated debt, net	14,753	14,741	14,730	14,718	14,706
Revolving commercial line of credit, net	-	5,997	11,995	11,994	11,993
Federal Reserve Bank - Bank Term Funding Program ("BTFP") advances	-	-	-	70,000	70,000
Other liabilities	28,826	29,856	26,953	32,016	33,090
Total liabilities	2,011,880	1,988,287	1,903,480	1,936,043	1,935,379

Stockholders' equity
Voting common stock	8,107	8,102	8,098	8,078	8,078
Nonvoting common stock	2,172	2,172	2,172	2,172	2,172
Capital surplus	159,267	158,997	158,755	158,463	158,125
Accumulated income	53,009	47,044	41,994	36,290	28,406
Accumulated other comprehensive loss	(13,190)	(14,211)	(15,787)	(11,700)	(16,613)
Total stockholders' equity	209,365	202,104	195,232	193,303	180,168

Total liabilities and stockholders' equity	$2,221,245	$2,190,391	$2,098,712	$2,129,346	$2,115,547

(1) No ACL was recognized for the periods presented.

(2) Includes commercial mortgage servicing assets of $1.1 million, $1.1 million, $1.2 million, $1.3 million, and $1.0 million for June 30, 2025, March 31, 2025, December 31, 2024, September 30, 2024 and June 30, 2024, respectively.

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Statements of Operations (unaudited)							Table 3
	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(dollars in thousands)	2025	2025	2024	2024	2024	2025	2024
Interest income
Interest on cash and due from banks	$111	$135	$122	$131	$140	$246	$281
Interest on federal funds sold	698	963	870	1,045	842	1,661	1,836
Interest and dividends on investment securities	3,875	3,800	3,994	4,171	4,220	7,675	7,881
Interest and fees on LHFS	3,296	2,819	3,404	2,993	2,335	6,115	3,875
Interest and fees on LHFI	23,813	22,307	22,147	24,214	23,633	46,120	46,685
Total interest income	31,793	30,024	30,537	32,554	31,170	61,817	60,558

Interest expense
Deposits	13,251	12,830	13,498	14,230	13,122	26,081	25,715
Other borrowings	464	435	768	1,358	1,348	899	2,758
Total interest expense	13,715	13,265	14,266	15,588	14,470	26,980	28,473

Net interest income	18,078	16,759	16,271	16,966	16,700	34,837	32,085

Provision (recovery) for credit losses	752	629	1,240	(1,023)	173	1,381	336
Net interest income after provision for credit losses	17,326	16,130	15,031	17,989	16,527	33,456	31,749

Noninterest income
Mortgage banking related income	326	221	391	276	299	547	537
Interchange and card fee Income	257	266	210	216	226	523	442
Service charges on deposit accounts	215	211	230	207	198	426	409
Bank-owned life insurance	449	440	440	437	491	889	787
Gain on sale of government guaranteed loans	265	-	151	1,312	35	265	355
Losses on sale of available-for-sale securities	-	-	-	-	-	-	(3,465)
Other noninterest income	283	743	536	513	340	1,026	530
Total noninterest income (loss)	1,795	1,881	1,958	2,961	1,589	3,676	(405)

Noninterest expense
Salaries and employee benefits	6,997	6,694	6,759	6,727	6,654	13,691	12,701
Occupancy and equipment	814	788	762	754	736	1,602	1,479
Data processing	653	624	605	548	534	1,277	1,060
Other professional fees	973	693	496	358	501	1,666	1,192
Software and other technology expense	719	703	774	671	631	1,422	1,297
Regulatory assessment	344	361	336	344	318	705	611
Other noninterest expense	1,592	1,556	603	1,428	1,278	3,148	2,563
Total noninterest expense	12,092	11,419	10,335	10,830	10,652	23,511	20,903

Net income before taxes	7,029	6,592	6,654	10,120	7,464	13,621	10,441
Income tax expense	1,064	1,542	950	2,236	1,577	2,606	2,125

Net income	$5,965	$5,050	$5,704	$7,884	$5,887	$11,015	$8,316

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

QTD Average Balances and Yields/Rates (unaudited)								Table 4
	Three Months Ended
	June 30, 2025			March 31, 2025			June 30, 2024
	Average		Yield/	Average		Yield/	Average		Yield/
(dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Earning assets:
Cash and due from banks	$20,762	$111	2.14%	$22,725	$135	2.41%	$20,839	$140	2.70%
Federal funds sold	62,656	698	4.47%	88,478	963	4.41%	60,964	842	5.55%
Investment securities	338,635	3,875	4.59%	335,254	3,800	4.60%	347,194	4,220	4.89%
Loans held for sale	167,617	3,296	7.89%	136,849	2,819	8.35%	107,604	2,335	8.73%
Loans held for investment	1,506,211	23,813	6.34%	1,428,405	22,307	6.33%	1,424,411	23,633	6.67%
Total earning assets	2,095,881	31,793	6.08%	2,011,711	30,024	6.05%	1,961,012	31,170	6.39%
Noninterest-earning assets:
Allowance for credit losses on LHFI	(17,110)			(17,116)			(16,163)
Bank-owned life insurance	47,119			46,672			45,360
Premises, furniture and equipment, net	18,034			17,851			17,634
Deferred tax asset	17,182			17,803			19,321
Goodwill & intangible assets	6,168			6,328			6,355
Other assets	29,442			27,947			31,983
Total noninterest-earning assets	100,835			99,485			104,490
Total assets	$2,196,716			$2,111,196			$2,065,502

Interest-bearing liabilities:
Interest-bearing deposits	$1,626,415	$13,251	3.27%	$1,566,856	$12,830	3.32%	$1,431,853	$13,122	3.69%
Federal Reserve Bank - BTFP	-	-	0.00%	-	-	0.00%	70,000	854	4.91%
Federal funds purchased	38	1	10.56%	-	-	0.00%	-	-	0.00%
Federal Home Loan Bank of Atlanta advances	10,000	116	4.65%	1,166	13	4.52%	-	-	0.00%
Revolving commercial line of credit, net	5,667	112	7.93%	9,863	187	7.69%	11,992	259	8.69%
Subordinated debt, net	14,747	235	6.39%	14,735	235	6.47%	14,700	235	6.43%
Total interest-bearing liabilities	1,656,867	13,715	3.32%	1,592,620	13,265	3.38%	1,528,545	14,470	3.81%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	306,330			293,387			333,001
Other liabilities	27,682			25,426			28,825
Total noninterest-bearing liabilities	334,012			318,813			361,826
Stockholders' equity	205,837			199,763			175,131
Total liabilities and stockholders' equity	$2,196,716			$2,111,196			$2,065,502
Net interest income		$18,078			$16,759			$16,700
Net interest spread			2.76%			2.67%			2.58%
Net interest margin			3.46%			3.38%			3.43%

Cost of total deposits (1)			2.75%			2.80%			2.99%
Cost of total funding (1)			2.80%			2.85%			3.13%

(1) Includes noninterest bearing deposits.

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

YTD Average Balances and Yields/Rates (unaudited)						Table 5
	Six Months Ended
	June 30, 2025			June 30, 2024
	Average		Yield/	Average		Yield/
(dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Earning assets:
Cash and due from banks	$21,738	$246	2.28%	$20,987	$281	2.69%
Federal funds sold	75,496	1,661	4.44%	65,259	1,836	5.66%
Investment securities	336,954	7,675	4.59%	350,865	7,881	4.52%
Loans held for sale	152,318	6,115	8.10%	89,422	3,875	8.71%
Loans held for investment	1,467,523	46,120	6.34%	1,416,431	46,685	6.63%
Total earning assets	2,054,029	61,817	6.07%	1,942,964	60,558	6.27%
Noninterest-earning assets:
Allowance for credit losses on LHFI	(17,113)			(15,908)
Bank-owned life insurance	46,897			45,168
Premises, furniture and equipment, net	17,943			17,647
Deferred tax asset	17,491			20,235
Goodwill & intangible assets	6,248			6,400
Other assets	29,582			33,677
Total noninterest-earning assets	101,048			107,219
Total assets	$2,155,077			$2,050,183

Interest-bearing liabilities:
Interest-bearing deposits	$1,596,799	$26,081	3.29%	$1,424,505	$25,715	3.63%
Federal Reserve Bank - BTFP	-	-	0.00%	66,539	1,622	4.90%
Federal funds purchased	19	1	10.61%	-	-	0.00%
Federal Home Loan Bank of Atlanta advances	5,607	128	4.60%	2,747	77	5.64%
Revolving commercial line of credit, net	7,754	300	7.80%	13,574	589	8.73%
Subordinated debt, net	14,741	470	6.43%	14,694	470	6.43%
Total interest-bearing liabilities	1,624,920	26,980	3.35%	1,522,059	28,473	3.76%
Noninterest-bearing liabilities:
Noninterest bearing deposits	299,895			327,210
Other liabilities	27,445			29,841
Total noninterest-bearing liabilities	327,340			357,051
Stockholders' equity	202,817			171,073
Total liabilities and stockholders' equity	$2,155,077			$2,050,183

Net interest income		$34,837			$32,085
Net interest spread			2.72%			2.51%
Net interest margin			3.42%			3.32%

Cost of total deposits (1)			2.77%			2.95%
Cost of total funding (1)			2.83%			3.10%

(1) Includes noninterest bearing deposits.

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Loan Data (unaudited)									Table 6
	As of the Quarter Ended
	June 30, 2025		March 31, 2025		December 31, 2024		September 30, 2024		June 30, 2024
(dollars in thousands)	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Loans held for investment ("LHFI"):
Commercial Loans
Acquisition, development and construction	$100,528	6.6%	$76,453	5.2%	$72,520	5.2%	$112,275	8.0%	$109,855	7.6%
Income producing CRE	372,142	24.4	352,693	24.0	321,558	22.8	267,551	19.0	272,397	18.9
Owner-occupied CRE	91,147	6.0	90,204	6.1	94,573	6.7	95,789	6.8	100,272	7.0
Senior housing	236,474	15.5	245,292	16.7	234,081	16.6	231,260	16.4	245,591	17.0
Commercial and industrial	131,716	8.6	145,784	9.8	141,626	10.0	140,290	10.0	137,571	9.5
Retail Loans
Marine vessels	301,327	19.7	284,305	19.3	263,657	18.6	279,689	19.8	288,949	20.0
Residential mortgages	185,527	12.1	176,794	12.0	174,099	12.4	173,392	12.3	172,505	12.0
Cash value life insurance LOC	87,135	5.7	80,503	5.5	86,844	6.2	87,968	6.2	93,657	6.5
Other consumer	21,203	1.4	20,204	1.4	20,485	1.5	21,699	1.5	21,280	1.5
Gross loans held for investment	$1,527,199	100.0%	$1,472,232	100.0%	$1,409,443	100.0%	$1,409,913	100.0%	$1,442,077	100.0%
Core LHFI	1,464,200		1,406,199		1,342,073		1,341,135		1,369,629
Acquired LHFI (1)	62,999		66,033		67,370		68,778		72,448
Gross loans held for investment	$1,527,199		$1,472,232		$1,409,443		$1,409,913		$1,442,077
Allowance for credit losses on LHFI	17,497		17,104		17,118		15,615		16,002
Net loans held for investment	$1,509,702		$1,455,128		$1,392,325		$1,394,298		$1,426,075
Total loans held-for-sale	209,101		187,481		174,033		193,938		154,885
Total Loans	$1,736,300		$1,659,713		$1,583,476		$1,603,851		$1,596,962

(1) Includes loans acquired through business combinations.

Nonperforming Assets (unaudited)					Table 7
	As of the Quarter Ended
(dollars in thousands)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Nonaccrual loans	$14,611	$14,599	$14,957	$8,408	$8,739
Past due loans 90 days and still accruing	93	6	49	49	47
Total nonperforming loans	$14,704	$14,605	$15,006	$8,457	$8,786
Other real estate owned	-	765	864	864	-
Total nonperforming assets	$14,704	$15,370	$15,870	$9,321	$8,786
Nonperforming loans to gross LHFI	0.96%	0.99%	1.06%	0.60%	0.61%
Nonaccrual loans to total assets	0.66%	0.67%	0.71%	0.39%	0.41%
Nonperforming assets to total assets	0.66%	0.70%	0.76%	0.44%	0.42%

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Allowance for Credit Losses (unaudited)							Table 8
	As of and for the Three Months Ended					As of and for the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(dollars in thousands)	2025	2025	2024	2024	2024	2025	2024
Allowance for credit losses on LHFI
Balance, beginning of period	$17,104	$17,118	$15,615	$16,002	$15,774	$17,118	$15,465
Net charge-offs/(recoveries):
Commercial Loans
Acquisition, development and construction	-	-	-	-	-	-	-
Income producing CRE	-	-	-	-	-	-	-
Owner-occupied CRE	-	-	(53)	-	-	-	-
Senior housing	-	-	-	-	-	-	-
Commercial and industrial	19	1	3	30	54	20	49
Retail Loans
Marine vessels	-	-	-	36	-	-	-
Residential mortgages	(3)	(2)	(2)	(7)	(3)	(5)	(6)
Cash value life insurance LOC	-	-	-	-	47	-	47
Other consumer	192	16	(25)	27	(2)	208	(3)
Total net charge-offs/(recoveries)	$208	$15	$(77)	$86	$96	$223	$87
Provision (recovery) for loan credit losses	601	1	1,426	(301)	324	602	624
Balance, ending of period	$17,497	$17,104	$17,118	$15,615	$16,002	$17,497	$16,002
Allowance for credit losses for unfunded commitments
Period beginning balance	$3,348	$2,720	$2,906	$3,628	$3,779	$2,720	$3,916
Provision (recapture) for credit losses	151	628	(186)	(722)	(151)	779	(288)
Period ending balance	$3,499	$3,348	$2,720	$2,906	$3,628	$3,499	$3,628
Balance, end of period - Allowance for credit losses: LHFI and unfunded commitments	$20,996	$20,452	$19,838	$18,521	$19,630	$20,996	$19,630
Total loans held for investment	$1,527,199	$1,472,232	$1,409,443	$1,409,913	$1,442,077	$1,527,199	$1,442,077
Credit Analysis
Net charge-offs to average LHFI	0.06%	0.00%	(0.02)%	0.02%	0.03%	0.03%	0.01%
Total allowance for credit losses on LHFI to total LHFI	1.15%	1.16%	1.21%	1.11%	1.11%	1.15%	1.11%
Total allowance for credit losses on LHFI to nonaccrual loans	119.75%	117.16%	114.45%	185.72%	183.11%	119.75%	183.11%
Total allowance for credit losses on LHFI to total nonperforming loans	118.99%	117.11%	114.07%	184.64%	182.13%	118.99%	182.13%

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Loan Risk Ratings (1) (2) (unaudited)					Table 9
	As of the Quarter Ended
(dollars in thousands)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Acquisition, development and construction (1)
Pass	$100,528	$76,453	$72,520	$112,275	$109,855
Special mention	-	-	-	-	-
Substandard	-	-	-	-	-
Total acquisition, development and construction	$100,528	$76,453	$72,520	$112,275	$109,855
Income producing CRE (1)
Pass	$371,255	$352,281	$321,146	$262,287	$267,107
Special mention	-	-	-	4,852	4,878
Substandard	887	412	412	412	412
Total income producing	$372,142	$352,693	$321,558	$267,551	$272,397
Owner-occupied CRE (1)
Pass	$81,244	$83,711	$87,906	$89,133	$92,591
Special mention	3,612	-	-	1,838	1,847
Substandard	6,291	6,493	6,667	4,818	5,834
Total owner occupied	$91,147	$90,204	$94,573	$95,789	$100,272
Senior housing (1)
Pass	$217,971	$208,922	$190,084	$184,178	$211,780
Special mention	12,078	24,814	25,025	17,493	17,667
Substandard	6,425	11,556	18,972	29,589	16,144
Total senior housing	$236,474	$245,292	$234,081	$231,260	$245,591
Commercial and industrial (2)
Pass	$124,979	$141,202	$136,878	$135,476	$132,707
Special mention	2,199	-	36	189	191
Substandard	4,538	4,582	4,712	4,625	4,673
Total non-real estate	$131,716	$145,784	$141,626	$140,290	$137,571
Marine vessels (2)
Performing	$301,327	$284,305	$263,657	$279,689	$288,949
Nonperforming	-	-	-	-	-
Total marine vessels	$301,327	$284,305	$263,657	$279,689	$288,949
Residential mortgages (2)
Performing	$185,162	$176,633	$173,834	$173,122	$172,104
Nonperforming	365	161	265	270	401
Total residential mortgages	$185,527	$176,794	$174,099	$173,392	$172,505
Cash value life insurance LOC (2)
Performing	$87,135	$80,503	$86,844	$87,968	$93,655
Nonperforming	-	-	-	-	2
Total cash value life insurance LOC	$87,135	$80,503	$86,844	$87,968	$93,657
Other consumer (2)
Performing	$21,203	$20,204	$20,442	$21,699	$21,252
Nonperforming	-	-	43	-	28
Total other consumer	$21,203	$20,204	$20,485	$21,699	$21,280
Gross loans held for investment	$1,527,199	$1,472,232	$1,409,443	$1,409,913	$1,442,077

(1) There were no commercial loans classified as doubtful.

(2) Retail loans are classified as either performing or nonperforming.

Non-GAAP Financial Measures

The measures entitled return on average tangible common equity, tangible book value per share, tangible common equity, tangible assets, adjusted nonperforming assets to total assets, adjusted nonperforming assets, adjusted net income, adjusted basic earnings per share, adjusted diluted earnings per share, pre-tax, pre-provision net revenue, adjusted return on average assets, adjusted return on average equity, efficiency ratio, as adjusted, adjusted return on average tangible common equity, adjusted noninterest income to total revenue, and tangible common equity to tangible assets are not measures recognized under accounting principles generally accepted in the United States of America (“GAAP”) and therefore are considered non-GAAP financial measures. The most comparable GAAP measures to these measures are return on average shareholders’ equity, book value per share, total shareholders’ equity, total assets, total nonperforming assets to total assets, total nonperforming assets, net income, basic earnings per share, diluted earnings per share, net income, return on average assets, return on average equity, the efficiency ratio, return on average equity, noninterest income to total revenue, total common equity to total assets, respectively.

Management believes that that these non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view the Company’s performance using the same tools that management uses to evaluate the Company’s past performance and prospects for future performance. While management believes that these non-GAAP financial measures are useful in evaluating our performance, this information should be considered as supplemental and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures should be considered as additional views of the way the Company’s financial measures are affected by significant items and other factors, and since they are not required to be uniformly applied, they may not be comparable to other similarly titled measures at other companies.

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Non-GAAP Reconciliations

Tangible Book Value per Share / Tangible Common Equity to Tangible Assets (unaudited)							Table 10A
	As of and for the Three Months Ended					As of and for the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(dollars in thousands, except per share data)	2025	2025	2024	2024	2024	2025	2024
Tangible Common Equity:
Total shareholders' equity	$209,365	$202,104	$195,232	$193,303	$180,168	$209,365	$180,168
Less: Goodwill and intangibles	(6,190)	(6,199)	(6,386)	(6,451)	(6,276)	(6,190)	(6,276)
Adjusted for: Mortgage servicing rights	1,122	1,093	1,237	1,258	1,037	1,122	1,037
Tangible Common Equity	$204,297	$196,998	$190,083	$188,110	$174,929	$204,297	$174,929
Common shares outstanding	10,278,921	$10,274,271	10,270,146	10,250,446	10,250,446	10,278,921	10,250,446
Book value per common share	20.37	19.67	19.01	18.86	17.58	20.37	17.58
Tangible book value per common share	19.88	19.17	18.51	18.35	17.07	19.88	17.07
Tangible assets:
Total assets	$2,221,245	$2,190,391	$2,098,712	$2,129,346	$2,115,547	$2,221,245	$2,115,547
Less: goodwill and intangibles	(6,190)	(6,199)	(6,386)	(6,451)	(6,276)	(6,190)	(6,276)
Adjusted for: Mortgage servicing rights	1,122	1,093	1,237	1,258	1,037	1,122	1,037
Tangible assets	$2,216,177	$2,185,285	$2,093,563	$2,124,153	$2,110,308	$2,216,177	$2,110,308
Tangible common equity to tangible assets	9.22%	9.01%	9.08%	8.86%	8.29%	9.22%	8.29%

ROATCE / Adjusted ROATCE (unaudited)							Table 10B
	As of and for the Three Months Ended					As of and for the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(dollars in thousands)	2025	2025	2024	2024	2024	2025	2024
Net income	$5,965	$5,050	$5,704	$7,884	$5,887	$11,015	$8,316
Average shareholders' equity	205,837	199,763	194,724	185,434	175,131	202,817	171,073
Return on average shareholders' equity (1)	11.62%	10.25%	11.65%	16.91%	13.52%	10.95%	9.78%
Average Tangible Common Equity:
Average shareholders' equity	$205,837	$199,763	$194,724	$185,434	$175,131	$202,817	$171,073
Less: Average goodwill and intangibles	(6,168)	(6,328)	(6,432)	(6,257)	(6,355)	(6,248)	(6,400)
Adjusted for: Average mortgage servicing rights	1,082	1,198	1,263	1,041	1,094	1,140	1,114
Average tangible common equity	$200,751	$194,633	$189,555	$180,218	$169,870	$197,709	$165,787
Return on average tangible common (1) shareholders' equity	11.92%	10.52%	11.97%	17.40%	13.94%	11.23%	10.09%
Net income	$5,965	$5,050	$5,704	$7,884	$5,887	$11,015	$8,316
Adjusted for:
Loss on sale of AFS securities, net of tax (2)	-	-	-	-	-	-	2,654
Adjusted net income	$5,965	$5,050	$5,704	$7,884	$5,887	$11,015	$10,970
Average tangible common equity	$200,751	$194,633	$189,555	$180,218	$169,870	$197,709	$165,787
Adjusted return on average tangible common equity (1)	11.92%	10.52%	11.97%	17.40%	13.94%	11.23%	13.31%

(1) Represents annualized data.

(2) 2024 consists of loss on sale of AFS securities due to non-routine portfolio restructuring.

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Non-GAAP Reconciliations (continued)

Efficiency Ratio, as Adjusted / Noninterest Income to Total Revenue (unaudited)							Table 10C
	As of and for the Three Months Ended					As of and for the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(dollars in thousands)	2025	2025	2024	2024	2024	2025	2024
GAAP-based efficiency ratio	60.85%	61.26%	56.70%	54.35%	58.24%	61.05%	65.98%
Net interest income	$18,078	$16,759	$16,271	$16,966	$16,700	$34,837	$32,085
Noninterest income (loss)	1,795	1,881	1,958	2,961	1,589	3,676	(405)
Adjusted for:
Loss on sale of AFS securities (1)	-	-	-	-	-	-	3,465
Adjusted revenue	$19,873	$18,640	$18,229	$19,927	$18,289	$38,513	$35,145
Total noninterest expense	12,092	11,419	10,335	10,830	10,652	23,511	20,903
Adjusted noninterest expense	$12,092	$11,419	$10,335	$10,830	$10,652	$23,511	$20,903
Efficiency ratio, as adjusted	60.85%	61.26%	56.70%	54.35%	58.24%	61.05%	59.48%
Noninterest income to total revenue	9.03%	10.09%	10.74%	14.86%	8.69%	9.54%	-1.28%
Adjusted noninterest income to total adjusted revenue	9.03%	10.09%	10.74%	14.86%	8.69%	9.54%	8.71%

(1) 2024 consists of loss on sale of AFS securities due to non-routine portfolio restructuring.

Adjusted Net Income / Adjusted Return on Average Assets (unaudited)							Table 10D
	As of and for the Three Months Ended					As of and for the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(dollars in thousands)	2025	2025	2024	2024	2024	2025	2024
Net income	$5,965	$5,050	$5,704	$7,884	$5,887	$11,015	$8,316
Average assets	2,196,716	2,111,196	2,117,357	2,130,485	2,065,502	2,155,077	2,050,183
Return on average assets (1)	1.09%	0.97%	1.07%	1.47%	1.15%	1.03%	0.82%
Net income	$5,965	$5,050	$5,704	$7,884	$5,887	$11,015	$8,316
Adjusted for:
Loss on sale of AFS securities, net of tax (2)	-	-	-	-	-	-	2,654
Adjusted net income	$5,965	$5,050	$5,704	$7,884	$5,887	$11,015	$10,970
Average assets	$2,196,716	$2,111,196	$2,117,357	$2,130,485	$2,065,502	$2,155,077	$2,050,183
Adjusted return on average assets (1)	1.09%	0.97%	1.07%	1.47%	1.15%	1.03%	1.08%

(1) Represents annualized data.

(2) 2024 consists of loss on sale of AFS securities due to non-routine portfolio restructuring.

Adjusted Net Income / Adjusted Return on Average Shareholders' Equity (unaudited)							Table 10E
	As of and for the Three Months Ended					As of and for the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(dollars in thousands)	2025	2025	2024	2024	2024	2025	2024
Net income	$5,965	$5,050	$5,704	$7,884	$5,887	$11,015	$8,316
Average shareholders' equity	205,837	199,763	194,724	185,434	175,131	202,817	171,073
Return on average shareholders' equity (1)	11.62%	10.25%	11.65%	16.91%	13.52%	10.95%	9.78%
Net income	$5,965	$5,050	$5,704	$7,884	$5,887	$11,015	$8,316
Adjusted for:
Loss on sale of AFS securities, net of tax (2)	-	-	-	-	-	-	2,654
Adjusted net income	$5,965	$5,050	$5,704	$7,884	$5,887	$11,015	$10,970
Average shareholders' equity	$205,837	$199,763	$194,724	$185,434	$175,131	$202,817	$171,073
Adjusted return on average shareholders' equity (1)	11.62%	10.25%	11.65%	16.91%	13.52%	10.95%	12.90%

(1) Represents annualized data.

(2) 2024 consists of loss on sale of AFS securities due to non-routine portfolio restructuring.

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Non-GAAP Reconciliations (continued)

Adjusted Net Income / Adjusted Basic EPS / Adjusted Diluted EPS (unaudited)							Table 10F
	As of and for the Three Months Ended					As of and for the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(dollars in thousands, except per share data)	2025	2025	2024	2024	2024	2025	2024
Net income	$5,965	$5,050	$5,704	$7,884	$5,887	$11,015	$8,316
Average common shares outstanding - basic	10,277,721	10,273,125	10,250,446	10,250,446	10,247,201	10,275,436	10,145,576
Basic earnings per share	$0.58	$0.49	$0.56	$0.77	$0.58	$1.07	$0.82
Average common shares outstanding - diluted	10,612,255	10,642,078	10,596,364	10,544,087	10,445,144	10,636,997	10,344,815
Diluted earnings per share	$0.57	$0.47	$0.54	$0.75	$0.56	$1.04	$0.80
Net income	$5,965	$5,050	$5,704	$7,884	$5,887	$11,015	$8,316
Adjusted for:
Loss on sale of AFS securities, net of tax (1)	-	-	-	-	-	-	2,654
Adjusted net income	$5,965	$5,050	$5,704	$7,884	$5,887	$11,015	$10,970
Adjusted basic earnings per share	$0.58	$0.49	$0.56	$0.77	$0.57	$1.07	$1.08
Adjusted diluted earnings per share	$0.57	$0.47	$0.54	$0.75	$0.56	$1.04	$1.06

(1) 2024 consists of loss on sale of AFS securities due to non-routine portfolio restructuring.

Adjusted Nonperforming Assets to Total Assets (unaudited)							Table 10G
	As of and for the Three Months Ended					As of and for the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(dollars in thousands)	2025	2025	2024	2024	2024	2025	2024
Total nonperforming assets	$14,704	$15,370	$15,870	$9,321	$8,786	$14,704	$8,786
Total assets	2,221,245	2,190,391	2,098,712	2,129,346	2,115,547	2,221,245	2,115,547
GAAP-based nonperforming assets to total assets	0.66%	0.70%	0.76%	0.44%	0.42%	0.66%	0.42%
Total nonperforming assets	$14,704	$15,370	$15,870	$9,321	$8,786	$14,704	$8,786
Adjusted for:
Guaranteed portions of nonaccrual loans	4,583	4,692	4,811	4,916	4,910	4,583	4,910
Adjusted total nonperforming assets	$10,121	$10,678	$11,059	$4,405	$3,876	$10,121	$3,876
Total assets	$2,221,245	$2,190,391	$2,098,712	$2,129,346	$2,115,547	$2,221,245	$2,115,547
Adjusted nonperforming assets to total assets	0.46%	0.49%	0.53%	0.21%	0.18%	0.46%	0.18%

PPNR (unaudited)							Table 10H
	As of and for the Three Months Ended					As of and for the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(dollars in thousands)	2025	2025	2024	2024	2024	2025	2024
Net income (GAAP-based)	$5,965	$5,050	$5,704	$7,884	$5,887	$11,015	$8,316
Plus:
Income tax expense	1,064	1,542	950	2,236	1,577	2,606	2,125
Provision (recovery) for credit losses	752	629	1,240	(1,023)	173	1,381	336
Pre-tax, pre-provision net revenue	$7,781	$7,221	$7,894	$9,097	$7,637	$15,002	$10,777